UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2011

OM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-12515

(Commission File Number)

52-1736882

(I.R.S. Employer Identification Number)

127 Public Square

1500 Key Tower

Cleveland, Ohio 44114-1221

(Address of principal executive offices)

(Zip code)

(216) 781-0083

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) & (e)

On November 14, 2011, Christopher M. Hix accepted a position as Senior Vice President and Chief Financial Officer of OM Group, Inc. (the “Company”) effective January 3, 2012. Mr. Hix, age 49, has served as Vice President and Chief Financial Officer of Robbins & Myers, Inc. since August 2006 and has resigned effective December 2, 2011.

As the Company’s Vice President and Chief Financial Officer, Mr. Hix will receive an annual base salary of $430,000, an annual payment of $25,000 in lieu of any perquisites, and will be eligible to receive an additional cash bonus at a target amount of 65% of his base salary in accordance with the Company’s annual incentive plan. Mr. Hix is eligible to participate in the Company’s Long-Term Incentive Plan, and will receive an equity award in February 2012 with a grant date value of $545,000. In connection with his employment, Mr. Hix will receive a signing bonus of $75,000 and an inducement award of 20,000 shares of time-based restricted stock and 8,000 shares of stock options, subject to vesting. Mr. Hix will be covered under the Company’s Executive Severance Plan (as described in, and filed as an exhibit to, the Form 8-K filed by the Company on May 27, 2011), and the Company intends to enter into a change in control agreement with Mr. Hix in a form approved by the Compensation Committee.

The Company’s current Chief Financial Officer, Kenneth Haber, will retire effective December 31, 2011.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10	Offer Letter for Christopher M. Hix dated November 14, 2011

99	Press Release dated November 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.
(Registrant)

Date: November 16, 2011	/s/ VALERIE GENTILE SACHS
	Name:	Valerie Gentile Sachs
	Title:	Vice President, General Counsel and Secretary